UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 2, 2011

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 2, 2011, Marc Rubinstein notified Tropicana Entertainment Inc. (the “Company”) of his intention to resign from his positions as Senior Vice President, Law and Administration and Secretary of the Company, effective February 15, 2011, to accept a similar position at another gaming company.

On February 2, 2011, Todd Greenberg resigned from his position as Senior Vice President, Chief Strategy Officer of the Company, a position that the Company has eliminated.

On February 7, 2011, the Company promoted Lance Millage, Senior Vice President Finance and Treasurer to the position of Executive Vice President, Chief Financial Officer and Treasurer.  In this capacity, Mr. Millage will assume all of the duties previously performed by the Senior Vice President, Chief Strategy Officer in addition to maintaining his previous duties.  In addition, subject to obtaining any necessary regulatory approvals and on an interim basis, Mr. Millage will assume Mr. Rubinstein’s position as Secretary upon Mr. Rubinstein’s departure.

Item 8.01.  Other Events.

On February 7, 2011, the Company promoted Chris Benak to the position of Assistant Treasurer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: February 8, 2011

	By:	/s/ Lance J. Millage
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer